Exhibit 32

Certification Pursuant to18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mrs. Fields Famous Brands, LLC (the “Company”) on Form 10-Q for the 13 weeks ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to each officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 13, 2007

/s/ Stephen Russo
Stephen Russo
Chief Executive Officer
(Principal Executive Officer)

/s/ Gregory K. Barber
Gregory K. Barber
Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this statement required by Section 906 has been provided to Mrs. Fields Famous Brands, LLC and will be retained by Mrs. Fields Famous Brands, LLC and furnished to the Securities and Exchange Commission or its staff upon request.